Exhibit 5

                                   Law Offices
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                              734 15th Street, N.W.
                             Washington, D.C. 20005

Timothy B. Matz            Telephone:  (202) 347-0300        Jeffrey D. Haas
Stephan M. Ege            Facsimile:  (202) 347-2172         Kevin M. Houlihan
Raymond A. Tiernan                                           Kenneth B. Tabach
W. Michael Herrick                                           Patricia J. Wohl*
Gerald L. Hawkins                                            Jeffrey R. Houle
Norman B. Antin                                              Jeffrey R. Johnson
John P. Soukenik*                                            Scott H. Richter*
Gerald F. Heupel, Jr.
Jeffrey A. Koeppel                                           -------------
Daniel P. Weitzel
Philip Ross Bevan                                            OF COUNSEL
Hugh T. Wilkinson                January 27, 1997
                                                             Allin P. Baxter
                                                             Jack I. Elias
                                                             Sheryl Jones Alu
*NOT ADMITTED IN D.C.             VIA EDGAR                  Jacqueline R. Scott


Board of Directors
Bank West Financial Corporation
2185 Three Mile Road N.W.
Grand Rapids, Michigan 49544

         Re:      Registration Statement on Form S-8
                  231,437 Shares of Common Stock
Gentlemen:

         We are special counsel to Bank West Financial Corporation, a Michigan corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 231,437 shares of common stock, par value $.01 per share ("Common Stock"), to be issued pursuant to the Corporation's 1995 Key Employee Stock Compensation Program and 1995 Directors' Stock Option Plan (collectively, the "Plans") upon the exercise of stock options and/or appreciation rights (referred to as "Option Rights"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the Plans to adjust the number of shares reserved thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Corporation. We have been requested by the











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Board of Directors
January 27, 1997
Page 2

Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.

         For this purpose, we have reviewed the Registration Statement and related Prospectus, the Amended and Restated Articles of Incorporation and Bylaws of the Corporation, the Plans, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed relevant as a basis for this opinion. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

         For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Option Rights granted under the terms of the Plans will continue to be validly authorized on the dates the Common Stock is issued pursuant to the Option Rights; (ii) on the dates the Option Rights are exercised, the Option Rights granted under the terms of the Plans will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iii) no change occurs in applicable law or the pertinent facts; and (iv) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required.

         Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plans, when issued and sold pursuant to the Plans and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

         We hereby consent to the reference to this firm under the caption "Legal Opinion" in the Prospectuses for the two Plans and to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

                                      By: /s/ Gerald F. Heupel, Jr.
                                          -------------------------
                                          Gerald F. Heupel, Jr., a Partner




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